UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On March 7, 2013, American International Group, Inc. (“AIG”) announced that it would redeem all of its outstanding 7.70% Series A-5 Junior Subordinated Debentures due 2047 (CUSIP No. 026874859) (NYSE: AVF) (the “Debentures”) on March 18, 2013 (the “Redemption Date”). On the Redemption Date, AIG will pay to the registered holders of the Debentures a redemption price of 100% of the principal amount outstanding, plus accrued and unpaid interest to, but excluding, the Redemption Date to holders of record at the close of business on March 15, 2013. As of March 7, 2013, $1,100,000,000 aggregate principal amount of Debentures were outstanding.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Debentures. Holders of the Debentures should refer to the notice of redemption dated March 8, 2013, delivered to the registered holders of the Debentures by The Bank of New York Mellon, the trustee with respect to the Debentures.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc. dated March 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: March 8, 2013	By:	/s/ James J. Killerlane III
		Name:	James J. Killerlane III
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of American International Group, Inc. dated March 7, 2013.